Exhibit 5.1

July 6, 2015

CohBar, Inc.

1455 Adams Dr., Suite 2050

Menlo Park, CA 94025

Ladies and Gentlemen:

At your request we have examined the Registration Statement on Form S-1 (File No. 333-_____) filed by CohBar, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, on the date hereof (the “Registration Statement”).

The Registration Statement relates to the offer and sale by the Company of:

(i) 5,625,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), issuable upon exercise of outstanding common stock purchase warrants issued to purchasers in the Company’s initial public offering (the “IPO Warrant Shares”);

(ii) 731,148 units issuable upon exercise of outstanding Unit Purchase Options (“UPOs”), and the securities underlying such units, consisting of an aggregate of (a) 731,148 shares of Common Stock (the “UPO Shares”) and (b) 365,574 common stock purchase warrants (the “UPO Warrants”);

(iii) 393,348 shares of common stock issuable upon exercise of the common stock purchase warrants issuable upon exercise of the outstanding UPOs and common stock purchase warrants issued under previously exercised UPOs (the “UPO Warrant Shares”).

The Registration Statement also relates to the offering and sale from time to time by the selling stockholders identified therein of an aggregate of 22,365,343 shares of Common Stock consisting of 21,015,343 currently outstanding shares of Common Stock (the “Outstanding Shares”) and 1,350,000 shares of Common Stock (the “Private Placement Warrant Shares”) issuable upon exercise of outstanding common stock purchase warrants previously issued to such selling stockholders (the “Private Placement Warrants”).

The IPO Warrants, the UPO Warrants and the Private Placement Warrants are governed by a Warrant Indenture, dated January 6, 2015, between the Company and CST Trust Company, as warrant agent (the “Warrant Indenture”).

We have reviewed those documents, corporate records, and other instruments as we have deemed necessary for the purpose of rendering our opinion herein. In rendering the opinions expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

Based on the foregoing, it is our opinion that:

(1) The execution, delivery and performance by the Company of the Warrant Indenture and the certificates evidencing the UPOs (the “UPO Certificates”) have been duly authorized by all necessary corporate action of the Company.

(2) The UPO Shares and the UPO Warrants, when issued and delivered upon exercise of the UPOs in the manner and for the consideration stated in the UPO Certificate, will be duly authorized, validly issued, fully paid and non-assessable.

(3) The IPO Warrant Shares, the UPO Warrant Shares and the Private Placement Warrant Shares when issued and delivered upon exercise of such warrants in the manner and for the consideration stated in the Warrant Indenture, will be duly authorized, legally issued, fully paid and non-assessable.

(4) Each Outstanding Share is duly authorized, legally issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion is rendered as of the date first written above. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Sincerely,

/s/ Garvey Schubert Barer

GARVEY SCHUBERT BARER

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